UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2012

Forever Zen Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	Applied For
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu San Jose, Costa Rica
(Address of principal executive offices)

(866) 860-0707
(Issuer’s telephone number)

960 12th Street, South Lethbridge, AL Canada T1J 2S7 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On July 25, 2012, our majority shareholder, Churyl Kylo, agreed to sell all of her 1,500,000 shares to Hans Morgan Van Niekerk in exchange for $10,000. Following this transaction, Mr. Van Niekerk now holds 62.2% of our total issued and outstanding stock. The source of the consideration paid to Mr. Van Niekerk was the existing funds of the purchaser.

In connection with the change in control of our company, Ms. Kylo appointed Mr. Van Niekerk to the board of directors and to certain officer positions, and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements or understandings between Ms. Kylo and Mr. Van Niekerk and their respective associates with respect to the election of directors or other matters.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 12, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 2,412,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Hans Van Niekerk E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu San Jose, Costa Rica	1,500,000	62.2%
	All Officers and Directors as a Group	1,500,000	62.2%

	Other 5% owners
	NONE

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed June 14, 2012, the Company’s Annual Report on form 10-K filed on January 31, 2012 and the Company’s Registration Statement on Form S-1 as amended effective April 4, 2011, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 25, 2012, our board of directors appointed Hans Van Niekerk to our board of directors and to serve as our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director.

Following these appointments, our board of directors accepted the resignation of Ms. Churyl Kylo as our former sole officer and director. There was no known disagreement with Ms. Kylo regarding our operations, policies, or practices.

Hans Van Niekerk has been a sales and marketing professional for the past 15 years specializing in online and offline media as well as PR and affiliate partnerships. In 2002, Mr. Nierkerk co-founded Good Life Ventures Inc. and Guava T.E.C. Nightclubs and Restaurants. He currently co-owns and serves on the Board of Directors for Good Life Ventures Inc and serves as the Marketing Director of Guava T.E.C. Nightclubs and Restaurants. From 2004 to 2008 he was the Head of Operations of Marketing and Sales and then became the Head of Marketing for Casino.com. In 2008, Mr. Niekerk became the co-owner and Director of Sales and Marketing for DirectMediaWorks Inc. in Spain. His extensive work history has provided him with experience in managing business plans, product development, public relations, and strategic marketing plans as well as effectively planning budget, development, implementation and negotiation of all global media. We believe his experience qualifies him to service as our officer and director.

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There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We currently have no specific compensation arrangements with Hans Van Niekerk.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved. Our new office address is:

E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu

San Jose, Costa Rica

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forever Zen Ltd.

/s/ Hans Van Niekerk

Hans Van Niekerk

Chief Executive Officer

Date: July 25, 2012

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